Exhibit 4.2
CLOVIS ONCOLOGY, INC.
INVESTOR RIGHTS AGREEMENT
May 15, 2009

i

CLOVIS ONCOLOGY, INC.
INVESTOR RIGHTS AGREEMENT
          This Investor Rights Agreement (this “Agreement”) is dated as of May 15, 2009, and is between Clovis Oncology, Inc., a Delaware corporation (the “Company”), and the persons and entities listed on Exhibit A and their permitted transferees and assigns (each, an “Investor” and collectively, the “Investors”), and the persons listed on Exhibit B and their permitted transferees and assigns (each, a “Founder” and collectively, the “Founders”).
RECITALS
          The Investors are parties to the Series A-1, A-2, B and C Preferred Stock Purchase Agreement of even date herewith, among the Company and the investors listed on the Schedule of Investors thereto (as the same may be amended from time to time, the “Purchase Agreement”), and it is a condition to the closing of the sale of the Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (collectively, the “Preferred Stock”) to such Investors that the Investors and the Company execute and deliver this Agreement.
          The parties therefore agree as follows:
SECTION 1
DEFINITIONS
     1.1 Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:
     (a) “Change of Control” means either (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any stock acquisition, reorganization, merger or consolidation, but excluding any sale of stock for capital raising purposes) other than a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity), as a result of shares in the Company held by such holders prior to such transaction, at least fifty percent (50%) of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity (or if the Company or such other surviving or resulting entity is a wholly-owned subsidiary immediately following such acquisition, its parent) immediately after such transaction; or (ii) a sale, lease, transfer or exclusive license or other disposition, in a single transaction or series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries taken as a whole, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company.
     (b) “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     (c) “Common Stock” means the common stock, par value $.001 per share, of the Company.
     (d) “Conversion Stock” shall mean shares of Common Stock issued upon conversion of the Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.
     (e) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.
     (f) “Founders” shall have the meaning set forth in the Preamble.
     (g) “Holder” shall mean any Investor or Founder who holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been duly and validly transferred in accordance with Section 2.12 of this Agreement.
     (h) “Indemnified Party” shall have the meaning set forth in Section 2.6(c).
     (i) “Indemnifying Party” shall have the meaning set forth in Section 2.6(c).
     (j) “Initial Closing” shall mean the date of the initial sale of shares of the Company’s Series A-1 Preferred Stock pursuant to the Purchase Agreement.
     (k) “Initiating Holders” shall mean any Holder or Holders who in the aggregate hold not less than fifty-five percent (55%) of the outstanding Registrable Securities (on an as converted basis).
     (l) “Investors” shall have the meaning set forth in the Preamble.
     (m) “New Securities” shall have the meaning set forth in Section 4.1(a).
     (n) “Other Shares” means other securities of the Company which are held by Persons who, by virtue of agreements with the Company, are entitled to include their securities in any such registration.
     (o) “Participating Holders” shall have the meaning set forth in Section 2.5.
     (p) “Person” means any individual, corporation, limited liability company, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity.
     (q) “Preferred 55% Majority-in-Interest” shall mean the holders of at least 55% of the shares of Preferred Stock (voting as a single class on an as-converted basis).
     (r) “Preferred Stock” shall have the meaning set forth in the Recitals.
     (s) “Purchase Agreement” shall have the meaning set forth in the Recitals.

     (t) “Qualified Public Offering” shall mean a bona fide, firm commitment underwritten public offering pursuant to an effective registration statement filed under the Securities Act, covering the offer and sale of the Company’s Common Stock, provided that (A) the offering price per share of Common Stock is not less than two (2) times the price of the latest series of Preferred Stock issued by the Company prior to such offering (as adjusted for stock dividends, combinations, subdivisions or stock splits with respect to such shares) and (B) the aggregate gross proceeds to the Company are greater than $50,000,000 (prior to deductions for underwriting commissions and offering expenses), provided, further that either or both of the conditions set forth in clauses (A) and (B) may be waived by the holders of at least fifty-five percent (55%) of the shares of Preferred Stock issued and outstanding (voting as a single class and on an as-converted basis), in which case such public offering shall be deemed a Qualified Public Offering.
     (u) “Registrable Securities” shall mean (i) any shares of Common Stock held or hereinafter acquired by the Investors or Founders, (ii) shares of Common Stock issued or issuable upon conversion of the Shares and (iii) any shares of Common Stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares of Common Stock referenced in (i) above; provided, however, that Registrable Securities shall not include any shares of Common Stock described above which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor’s rights under this Agreement are not validly assigned in accordance with this Agreement; provided, further, that for purposes of Section 2.1, the shares of Common Stock issued to the Founders (other than any shares of Common Stock issued upon conversion of the Shares held by them, if any), shall not be deemed Registrable Securities and the Founders shall not be deemed Holders.
     (v) The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.
     (w) “Registration Expenses” shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, fees and disbursements for one special counsel for the Holders in an amount not to exceed $50,000, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses.
     (x) “Restricted Securities” shall mean any Registrable Securities required to bear the first legend set forth in Section 2.8(c).
     (y) “Right of First Refusal and Co-Sale Agreement” means that certain Right of First Refusal and Co-Sale Agreement, dated as of the date hereof, by and among the Company and the stockholders party thereto, as the same may be amended from time to time.

     (z) “Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.
     (aa) “Rule 145” shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission
     (bb) “Rule 415” shall mean Rule 415 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.
     (cc) “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.
     (dd) “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of one special counsel to the Holders as set forth in the definition of “Registration Expenses”).
     (ee) “Series A-1 Preferred Stock” shall mean the shares of Series A-1 Preferred Stock issued pursuant to the Purchase Agreement.
     (ff) “Series A-2 Preferred Stock” shall mean the shares of Series A-2 Preferred Stock issued pursuant to the Purchase Agreement.
     (gg) “Series B Preferred Stock” shall mean the shares of Series B Preferred Stock issued pursuant to the Purchase Agreement.
     (hh) “Series C Preferred Stock” shall mean the shares of Series C Preferred Stock issued pursuant to the Purchase Agreement.
     (ii) “Shares” shall mean the shares of the Company’s Preferred Stock.
     (jj) “Significant Holders” shall have the meaning set forth in Section 3.1.
     (kk) “Voting Agreement” means that certain Voting Agreement, dated as of the date hereof, by and among the Company and the stockholders party thereto, as the same may be amended from time to time.
     (ll) “Withdrawn Registration” shall mean a forfeited demand registration under Section 2.1 in accordance with the terms and conditions of Section 2.4.

SECTION 2
REGISTRATION RIGHTS
     2.1 Requested Registration.
          (a) Request for Registration. Subject to the conditions set forth in this Section 2.1, if the Company shall receive from Initiating Holders a written request signed by such Initiating Holders that the Company effect any registration with respect to all or a part of the Registrable Securities owned by such Initiating Holders (which request shall state the number of shares of Registrable Securities to be disposed of by such Initiating Holders), the Company will:
          (i) promptly give written notice of the proposed registration to all other Holders; and
          (ii) as soon as practicable, file a registration statement with the Commission and use its commercially reasonable efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after written notice from the Company is mailed or delivered pursuant to Section 2.1(a)(i) above.
          (b) Limitations on Requested Registration. The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 2.1:
          (i) Prior to the earlier of (A) the five (5) year anniversary of the date of this Agreement or (B) one hundred eighty (180) days following the effective date of the first registration statement filed by the Company covering an underwritten offering of any of its securities to the general public;
          (ii) If the Initiating Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration statement, propose to sell Registrable Securities and such other securities (if any), the aggregate net proceeds of which (after deduction for underwriter’s discounts and expenses related to the issuance) are less than $30,000,000;
          (iii) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

          (iv) After the Company has initiated two (2) such registrations pursuant to this Section 2.1 (counting for these purposes only (x) registrations which have been declared or ordered effective and pursuant to which securities have been sold, and (y) Withdrawn Registrations);
          (v) During the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a Company-initiated registration (or ending on the subsequent date on which all market stand-off agreements applicable to the offering have terminated); provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or
          (vi) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be registered on Form S-3 pursuant to a request made under Section 2.3.
          (c) Deferral. If (i) in the good faith judgment of the board of directors of the Company, the filing of a registration statement covering the Registrable Securities would be materially detrimental to the Company and the board of directors of the Company concludes, as a result, that it is in the best interests of the Company to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the board of directors of the Company, it would be materially detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, in the best interests of the Company to defer the filing of such registration statement, then (in addition to the limitations set forth in Section 2.1(b) above) the Company shall have the right to defer such filing for a period of not more than one hundred eighty (180) days after receipt of the request of the Initiating Holders, and, provided further, that the Company shall not defer its obligation in this manner more than twice in any twelve-month period.
          (d) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.1 and the Company shall include such information in the written notice given pursuant to Section 2.1(a)(i). In such event, the right of any Holder to include all or any portion of its Registrable Securities in a registration pursuant to this Section 2.1 shall be conditioned upon such Holder’s participation in an underwriting and the inclusion of such Holder’s Registrable Securities to the extent provided herein. The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders, which underwriters are reasonably acceptable to the Company.
          Notwithstanding any other provision of this Section 2.1, if the underwriters advise the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of Registrable Securities that may be so included shall be allocated among all Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders, on an as-converted basis.
          If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person may elect to withdraw therefrom by providing written notice to the Company, the underwriter and the Initiating Holders. The securities so withdrawn shall also be withdrawn from registration. If securities are so withdrawn from the registration and if the number of securities to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 2.1(d), then the Company shall then offer to all Holders who have retained rights to include securities in the registration the right to include additional Registrable Securities in the registration in an aggregate amount equal to the number of securities so withdrawn, with such shares to be allocated among such Holders requesting additional inclusion, as set forth above.
          If the underwriter has not limited the number of Registrable Securities or other securities to be underwritten, the Company and officers and directors of the Company (whether or not such Persons have registration rights pursuant to Section 2.1 hereof) may include its or their securities for its or their own account in such registration if the managing underwriter or underwriters so agrees and if the number of Registrable Securities and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited.
     2.2 Company Registration.
          (a) Company Registration. If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders (other than a registration pursuant to Section 2.1 or 2.3, a registration relating solely to employee benefit plans, a registration relating to the offer and sale of debt securities, a registration relating to a corporate reorganization or other Rule 145 transaction, or a registration on any registration form that does not permit secondary sales), the Company will:
          (i) promptly give written notice of the proposed registration to all Holders; and
          (ii) use its commercially reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance, subject to Section 2.1(b)(iii)), except as set forth in Section 2.2(b) below, and in any underwriting involved therein, all of such Registrable Securities as are specified in a written request or requests made by any Holder or Holders received by the Company within ten (10) days after written notice from the Company is mailed or delivered pursuant to Section 2.2(a)(i) above. Such written request may specify all or a part of a Holder’s Registrable Securities.
          (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.1(a)(i). In such event, the right of any Holder to registration pursuant to this Section 2.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.
          Notwithstanding any other provision of this Section 2.2, if the underwriters advise the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the underwriters may (subject to the limitations set forth below) limit the number of Registrable Securities to be included in the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated, as follows: (i) first, to the Company for securities being sold for its own account, (ii) second, to the Holders requesting to include Registrable Securities in such registration statement and other holders of Other Shares who by contractual right demanded such registration pro rata based on the number of Registrable Securities and such Other Shares requested to be registered by each such Holder and other holder, and (iii) third, to the shareholders requesting to include Other Shares in such registration statement pro rata based on the number of Other Shares requested to be registered by each such holder.
          Notwithstanding the foregoing, no such reduction shall reduce the value of the Registrable Securities of the Holders included in such registration below twenty-five percent (25%) of the total value of the securities included in such registration, unless such offering is the Company’s Qualified Public Offering and such registration does not include shares of any other selling stockholders (excluding shares registered for the account of the Company), in which event any or all of the Registrable Securities of the Holders may be excluded.
          If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company or the underwriter. The Registrable Securities or other securities so excluded shall also be withdrawn from such registration. If securities are so withdrawn from the registration and if the number of securities of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors pursuant to Section 2.2(b), the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of securities so withdrawn, with such shares to be allocated among the persons requesting additional inclusion, in the manner set forth above.
          (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

     2.3 Registration on Form S-3.
          (a) Request for Form S 3 Registration. After its Initial Public Offering, the Company shall use its commercially reasonable efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 2 and subject to the conditions set forth in this Section 2.2, if the Company shall receive from a Holder or Holders of Registrable Securities a written request that the Company effect any registration on Form S 3 or any similar short form registration statement with respect to all or part of the Registrable Securities (which request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders), the Company will take all such action with respect to such Registrable Securities as required by Section 2.1(a)(i) and 2.1(a)(ii).
          (b) Limitations on Form S 3 Registration. The Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2.3:
          (i) In the circumstances described in either Sections 2.1(b)(iii) or 2.1(b)(v);
          (ii) If the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public of less than $2,500,000; or
          (iii) Within one hundred eighty (180) days of the effective date of the most recent registration pursuant to this Section 2.3 in which Registrable Securities held by the Initiating Holders could have been included for sale or distribution.
          (c) Deferral. The provisions of Section 2.1(c) shall apply to any registration pursuant to this Section 2.2.
          (d) Underwriting. If the Holders of Registrable Securities requesting registration under this Section 2.3 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of Section 2.1(d) shall apply to such registration. Notwithstanding anything contained herein to the contrary, registrations effected pursuant to this Section 2.3 shall not be counted as requests for registration or registrations effected pursuant to Section 2.1.
     2.4 Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to Sections 2.1, 2.2, and 2.3 shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any Registration Expenses for any registration begun pursuant to Section 2.1 or Section 2.3 if the registration request is subsequently withdrawn at the request of the applicable Initiating Holders (in which case the Initiating Holders shall bear such expenses), unless, in the case of a registration requested under Section 2.1, the Initiating Holders agree to forfeit their right to one registration pursuant to Section 2.1; provided, however, in the event that a withdrawal by the Holders is based upon a material adverse change in the business of the Company that is different from the information known or available (upon request from the Company or otherwise) to the Holders requesting registration at the time of their request for registration under Section 2.1 and the Holders have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then such registration shall not be treated as a counted registration for purposes of Section 2.1. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the holders of securities included in such registration pro rata among each other on the basis of the number of Registrable Securities so registered.
     2.5 Registration Procedures. In the case of each registration effected by the Company pursuant to Section 2, the Company will keep the Holders participating in such registration (the “Participating Holders”) advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its commercially reasonable efforts to:
     (a) Keep such registration effective for a period of ending on the earlier of the date which is sixty (60) days from the effective date of the registration statement or such time as the Participating Holders have completed the distribution described in the registration statement relating thereto;
     (b) To the extent the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) (a “WKSI”) at the time any request for registration is submitted to the Company in accordance with Section 2.3, (i) if so requested, file an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “automatic shelf registration statement”) to effect such registration;
     (c) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above;
     (d) Furnish such number of prospectuses, including any preliminary prospectuses, and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Participating Holder from time to time may reasonably request;
     (e) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdiction as shall be reasonably requested (in light of such Participating Holder’s intended plan of distribution) by the Participating Holders; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;
     (f) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and following such notification promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;
     (g) If at any time when the Company is required to re-evaluate its WKSI status for purposes of an automatic shelf registration statement used to effect a request for registration in accordance with Section 2.2(a)(i) the Company determines that it is not a WKSI, (ii) the registration statement is required to be kept effective in accordance with this Agreement, and (iii) the registration rights of the applicable Participating Holders have not terminated, promptly amend the registration statement onto a form the Company is then eligible to use or file a new registration statement on such form, and keep such registration statement effective in accordance with the requirements otherwise applicable under this Agreement;
     (h) If (i) a registration made pursuant to a shelf registration statement is required to be kept effective in accordance with this Agreement after the third anniversary of the initial effective date of the shelf registration statement and (ii) the registration rights of the applicable Participating Holders have not terminated, file a new registration statement with respect to any unsold Registrable Securities subject to the original request for registration prior to the end of the three year period after the initial effective date of the shelf registration statement, and keep such registration statement effective in accordance with the requirements otherwise applicable under this Agreement;
     (i) Use its commercially reasonable efforts to obtain, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, if any, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and (ii) a “comfort” letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;
     (j) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;
     (k) Otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;
     (l) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange or trading system on which similar securities issued by the Company are then listed; and
     (m) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 2.1, enter into an underwriting agreement in form reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains reasonable and customary provisions, and provided further, that each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.
     Each Holder of the Registrable Securities, upon receipt of any notice from the Company of any event of the kind described in Section 2.5(f) hereof, shall forthwith discontinue disposition of the Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.5(f) hereof, and, if so directed by the Company, such Holder shall deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities at the time of receipt of such notice.
     2.6 Indemnification.
          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Participating Holder, each of its officers, directors, partners and advisors and each person controlling such Participating Holder within the meaning of Section 15 of the Securities Act, with respect to each registration, qualification or compliance effected pursuant to this Section 2, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any registration statement, any prospectus included in the registration statement, any issuer free writing prospectus (as defined in Rule 433 of the Securities Act), any issuer information (as defined in Rule 433 of the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any other document incident to any such registration, qualification or compliance prepared by or on behalf of the Company or used or referred to by the Company, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus or issuer freewriting prospectus, in light of the circumstances under which they were made not misleading), or (iii) any violation (or alleged violation) by the Company of the Securities Act, any state securities laws or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any offering covered by such registration, qualification or compliance, and the Company will reimburse each of the Persons listed above, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Participating Holder, any of such Participating Holder’s officers, directors, partners, legal counsel or accountants, any person controlling such Participating Holder, such underwriter or any person who controls any such underwriter, and stated to be specifically for use therein; and provided, further that, the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).
          (b) To the extent permitted by law, each Participating Holder will, if Registrable Securities held by such Participating Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers, partners, advisors and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Participating Holder, and each of their officers, directors, partners, and advisors and each person controlling each other such Participating Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification or compliance, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus or issuer freewriting prospectus, in light of the circumstances under which they were made not misleading), and will reimburse the Persons listed above for any legal or other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Participating Holder and stated to be specifically for use therein; provided, however, that the obligations of such Participating Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Participating Holder (which consent shall not be unreasonably withheld); and provided that in no event shall any indemnity under this Section 2.6 exceed the net proceeds from the offering received by such Participating Holder, except in the case of fraud or willful misconduct by such Participating Holder.
          (c) Each party entitled to indemnification under this Section 2.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party who shall conduct the defense of such claim or any litigation resulting therefrom shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.6, unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.
          (d) If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No person or entity will be required under this Section 2.6(d) to contribute any amount in excess of the net proceeds from the offering received by such person or entity, except in the case of fraud or willful misconduct by such person or entity. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.
          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
     2.7 Information by Holder. Each Participating Holder of Registrable Securities shall furnish to the Company such information regarding such Participating Holder and the distribution proposed by such Participating Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 2.

     2.8 Restrictions on Transfer.
          (a) In addition to any other restrictions on transfer that a holder of a certificate representing Registrable Securities may be bound by, the holder of each certificate representing Registrable Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 2.8. Each Holder agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of the Restricted Securities, or any beneficial interest therein, unless and until the transferee thereof has agreed in writing for the benefit of the Company to take and hold such Restricted Securities subject to, and to be bound by, the terms and conditions set forth in this Agreement, including, without limitation, this Section 2.8 and Section 2.10, and:
          (i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and the disposition is made in accordance with the registration statement; or
          (ii) The Holder shall have given prior written notice to the Company of the Holder’s intention to make such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition, and, if requested by the Company, the Holder shall have furnished the Company, at the Company’s expense, with (i) an opinion of counsel reasonably satisfactory to the Company to the effect that such disposition will not require registration of such Restricted Securities under the Securities Act or (ii) a “no action” letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company.
          (b) Notwithstanding the provisions of Section 2.8(a), no such registration statement, or opinion of counsel, or “no action” letter shall be necessary for (i) a transfer not involving a change in beneficial ownership, or (ii) transactions involving the distribution without consideration of Restricted Securities by any Holder to (x) a parent, subsidiary or other affiliate of the Holder, if the Holder is a corporation, (y) any of the Holder’s partners, members or other equity owners, or retired partners, retired members or other equity owners, or to the estate of any of the Holder’s partners, members or other equity owners or retired partners, retired members or other equity owners, or (z) a venture capital fund that is controlled by or under common control with one or more general partners or managing members of, or shares the same management company with, the Holder; provided, in each case, that the Holder shall give written notice to the Company of the Holder’s intention to effect such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition.

          (c) Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO (1) RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING, AS SET FORTH IN AN INVESTOR RIGHTS AGREEMENT, AND (2) VOTING RESTRICTIONS AS SET FORTH IN A VOTING AGREEMENT AMONG THE COMPANY AND THE ORIGINAL HOLDERS OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.
          The Holders consent to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 2.8.
          (d) The first legend referring to federal and state securities laws identified in Section 2.8(c) stamped on a certificate evidencing the Restricted Securities and the stock transfer instructions and record notations with respect to the Restricted Securities shall be removed and the Company shall issue a certificate without such legend to the holder of Restricted Securities if (i) those securities are registered under the Securities Act, or (ii) the holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a sale or transfer of those securities may be made without registration or qualification. The second legend shall be removed upon the earlier of (i) the termination of this Agreement and (ii) such time as the shares represented thereby cease to be Registrable Securities.
     2.9 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:
     (a) Make and keep adequate current public information with respect to the Company available in accordance with Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;
     (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and
     (c) So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.
     2.10 Market Stand-Off Agreement. If requested by the Company and an underwriter of Common Stock (or other securities) of the Company, each Holder shall not sell, lend, offer, pledge or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging, swap or similar transaction or arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any share of Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) during the one hundred eighty (180) day period following the effective date of the registration statement for the Company’s initial public offering filed under the Securities Act (or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), provided that: all executive officers and directors of the Company are bound by and have entered into similar agreements. The obligations described in this Section 2.10 shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions and may stamp each such certificate with the second legend set forth in Section 2.8(c) with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such one hundred eighty (180) day (or other) period. Each Holder agrees to execute a market standoff agreement with said underwriters in customary form consistent with the provisions of this Section 2.10.
     2.11 Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

     2.12 Transfer or Assignment of Registration Rights. The rights to cause the Company to register securities granted to a Holder by the Company under this Section 2 may be transferred or assigned by a Holder; provided that (i) such transfer or assignment of Registrable Securities is effected in accordance with the terms of Section 2.8, the Right of First Refusal and Co-Sale Agreement, and applicable securities laws, (ii) the Company is given written notice prior to said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are intended to be transferred or assigned and (iii) the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Agreement, including without limitation the obligations set forth in Section 2.10. No such transfer or assignment shall increase the number of aggregate registrations required to be effected by the Company pursuant to Section 2.1.
     2.13 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of Holders holding fifty-five percent (55%) of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are pari passu with or senior to the registration rights granted to the Holders hereunder.
     2.14 Termination of Registration Rights. The right of any Holder to request registration or inclusion in any registration pursuant to Sections 2.1, 2.2 or 2.3 shall terminate as to any Holder on the earlier of (i) such date, on or after the closing of the Company’s first registered public offering of Common Stock, on which all shares of Registrable Securities held or entitled to be held upon conversion by such Holder could be sold pursuant to Rule 144 during any ninety (90) day period, (ii) all of the Registrable Securities held by such Holder have been sold in a registration pursuant to the Securities Act or any exemption therefrom, and (iii) five (5) years after the closing of the Initial Public Offering.
SECTION 3
COVENANTS OF THE COMPANY
          The Company hereby covenants and agrees, as follows:
     3.1 Basic Financial Information and Inspection Rights.
          (a) Basic Financial Information. The Company will furnish the following reports to each Investor who owns at least 250,000 shares of Preferred Stock or Common Stock of the Company (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits and the like) (the “Significant Holders”):
          (i) As soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with U.S. generally accepted accounting principles consistently applied, certified by the Chief Financial Officer of the Company;
          (ii) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days after the end of the first, second, and third quarterly accounting periods in each fiscal year of the Company, an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and unaudited consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such period, prepared in accordance with U.S. generally accepted accounting principles consistently applied, subject to changes resulting from normal year-end audit adjustments;
          (iii) Beginning on October 1, 2009, as soon as practicable after the end of each monthly accounting period in each fiscal year of the Company, and in any event within thirty (30) days after the end of each monthly accounting period in each fiscal year of the Company, an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such monthly period, and unaudited consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such period, prepared in accordance with U.S. generally accepted accounting principles consistently applied, subject to changes resulting from normal year-end audit adjustments.
          (iv) As soon as practicable before the beginning of each fiscal year of the Company, and in any event no later than thirty (30) days before the beginning of each fiscal year of the Company, an annual business plan and budget for such upcoming fiscal year approved by the Board of Directors of the Company.
     3.2 Confidentiality. Anything in this Agreement to the contrary notwithstanding, no Investor by reason of this Agreement shall have access to any trade secrets or classified information of the Company. The Company shall not be required to comply with any information rights of Section 3 in respect of any Holder whom the Company reasonably determines to be a competitor or an officer, employee, director or holder of more than two percent (2%) of a competitor. Each Investor acknowledges that the information received by them pursuant to this Agreement may be confidential and for its use only, and it will not use such confidential information in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, and its attorneys), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally or such Holder is required by law or regulation to disclose such information. Each Investor further acknowledges and understands that any information will not be utilized by the Investor in connection with purchases and sales of the Company’s securities except in compliance with applicable state and federal antifraud statutes.
     3.3 Vesting of Stock Options. The Company hereby covenants that, unless approved by the Company’s Board of Directors, including at least a majority of the Preferred Designees (as defined in the Voting Agreement), all stock options granted pursuant to the Company’s 2009

Equity Incentive Plan to new employees and consultants following the date of this Agreement shall be subject to the following vesting schedule: 12/48 of the shares shall vest upon the one (1) year anniversary of the vesting commencement date, and an additional 1/48 shall vest upon each subsequent one (1) month anniversary thereafter until all such shares have vested upon the four (4) year anniversary of the vesting commencement date, provided on all such dates, the optionee remains a Service Provider, as defined in the 2009 Equity Incentive Plan.
     3.4 Termination of Covenants. The covenants set forth in this Section 3 shall terminate and be of no further force and effect upon the earliest to occur of (i) the closing of the Company’s Qualified Public Offering, (ii) the dissolution or winding up of the Company, or (iii) immediately prior to the effective date of a Change of Control.
SECTION 4
RIGHT OF FIRST REFUSAL
     4.1 Right of First Refusal to Significant Holders. The Company hereby grants to each Significant Holder, the right of first refusal to purchase its pro rata share of New Securities (as defined in this Section 4.1(a)) that the Company may, from time to time, propose to sell and issue after the date of this Agreement. A Significant Holder’s pro rata share, for purposes of this right of first refusal, is equal to the ratio of (a) the number of shares of Preferred Stock owned by such Significant Holder immediately prior to the issuance of New Securities (assuming full conversion of the Shares and full conversion or exercise of all outstanding convertible securities, rights, options and warrants held by said Significant Holder) to (b) the total number of shares of Preferred Stock outstanding immediately prior to the issuance of New Securities (assuming full conversion of the Shares and full conversion or exercise of all outstanding convertible securities, rights, options and warrants of the Company).
          (a) “New Securities” shall mean any capital stock (including Common Stock and/or Preferred Stock) of the Company whether now authorized or not, and rights, convertible securities, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, exercisable or convertible into capital stock; provided that the term “New Securities” does not include:
          (i) the Shares and the Conversion Stock;
          (ii) securities issued or issuable to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary pursuant to stock grants, restricted stock purchase agreements, option plans, purchase plans, incentive programs or similar arrangements not to exceed 1,500,000 until Series A-2 Preferred Stock are issued and outstanding, 3,000,000 until Series B Preferred Stock are issued and outstanding, and 5,750,000 after Series B Preferred Stock are issued and outstanding (each as adjusted for Recapitalizations), or such greater number as may be approved by the Board of Directors, shares of Common Stock or options, warrants or other rights to purchase Common Stock net of any stock repurchases or expired or terminated options pursuant to the terms of any option plan, restricted stock purchase agreement or similar arrangement;

          (iii) securities issued pursuant to the conversion or exercise of any outstanding convertible or exercisable securities as of this date of this Agreement;
          (iv) securities issued or issuable as a dividend or distribution on Preferred Stock of the Company or pursuant to any event for which adjustment is made pursuant to paragraph 4(e), 4(f) or 4(g) of the certificate of incorporation of the Company;
          (v) securities offered pursuant to an Qualified Public Offering;
          (vi) securities issued or issuable pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided, that such issuances are approved by the Board of Directors of the Company;
          (vii) securities issued or issuable to banks, equipment lessors or other financial institutions pursuant to a commercial leasing or debt financing transaction approved by the Board of Directors of the Company;
          (viii) securities issued or issuable in connection with sponsored research, collaboration, technology license, development, OEM, marketing, product license or other similar agreements or strategic partnerships approved by the Board of Directors of the Company not substantially for equity investment purposes;
          (ix) securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors of the Company;
          (x) securities of the Company which are otherwise excluded by the affirmative unanimous vote of the Board of Directors of the Company;
          (xi) any other securities that the holders of at least fifty-five percent (55%) of the then outstanding Shares (voting as a single class and on an as-converted basis) consent to the exclusion of such issuance from the definition of “New Securities”; and
          (xii) any right, option or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to subsections (i) through (xi) above.
          (b) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Significant Holder written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each Significant Holder shall have ten (10) days after any such notice is mailed to agree to purchase such Significant Holder’s pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company, in substantially the form attached as Schedule 1, and stating therein the quantity of New Securities to be purchased.

          (c) In the event the Holders fail to exercise fully the right of first refusal within said ten (10) day period (the “Election Period”), the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within ninety (90) days from the date of said agreement) to sell that portion of the New Securities with respect to which the Significant Holders’ right of first refusal option set forth in this Section 4.1 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company’s notice to Significant Holders delivered pursuant to Section 4.1(b). In the event the Company has not sold such New Securities within such ninety (90) day period following the Election Period, or such ninety (90) day period following the date of said agreement, the Company shall not thereafter issue or sell any New Securities without first again offering such securities to the Significant Holders in the manner provided in this Section 4.1.
          (d) The right of first refusal set forth in this Section 4 shall terminate upon, and shall not be applicable to (i) immediately prior to Qualified Public Offering, (ii) upon the dissolution or winding-up of the Company, or (iii) upon a Change of Control.
SECTION 5
MISCELLANEOUS
     5.1 Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by (i) the Company and (ii) a Preferred 55% Majority-in-Interest; provided, however, that Investors purchasing Shares in a Closing under the Purchase Agreement after the Initial Closing (as such terms are defined in the Purchase Agreement) shall become parties to this Agreement by executing a counterpart of this Agreement, without any amendment of this Agreement pursuant to this paragraph or any consent or approval of any other Investor, and shall be deemed an “Investor” hereunder; provided, further, that any amendment to Sections 1.1(g), 1.1(u), 2 (other than Section 2.1) or 5.1 which disproportionately and adversely affects the rights of the Founders in a manner different from the Investors shall require the consent of the holder or holders of a majority of the Common Stock held by the Founders; and provided, further, that if any amendment, waiver, discharge or termination operates in a manner that treats any Investor or Founder different from other Investors or Founders, as the case may be, the consent of such Investor or Founder shall also be required for such amendment, waiver, discharge or termination. Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each Investor and Founder and each future holder of all such securities of such Investor or Founder, as the case may be. Each Investor acknowledges that by the operation of this paragraph, the holders of at least fifty-five percent (55%) of the Preferred Stock (voting as a single class on an as-converted basis) will have the right and power to diminish or eliminate all rights of such Investor under this Agreement.
     5.2 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail (if to an Investor, Founder or Holder) or otherwise delivered by hand, messenger or courier service addressed:

     (a) if to an Investor, to the Investor’s address, facsimile number or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof, with a copy (which shall not constitute notice) to Elton Satusky, c/o Wilson, Sonsini, Goodrich and Rosati, Professional Corporation, at 650 Page Mill Road, Palo Alto, California, 94304, facsimile: (650) 493-6811, email: esatusky@wsgr.com;
     (b) if to any Holder, to such address, facsimile number or electronic mail address as shown in the Company’s records, or, until any such Holder so furnishes an address, facsimile number or electronic mail address to the Company, then to the address of the last holder of such shares for which the Company has contact information in its records; or
     (c) if to any Founder, to such address, facsimile number or electronic mail address as shown in the Company’s records, or, until any such Founder so furnishes an address, facsimile number or electronic mail address to the Company, then to the address of the last holder of such shares for which the Company has contact information in its records; or
     (d) if to the Company, to the attention of the Chief Executive Officer or Chief Financial Officer of the Company at such current address as the Company shall have furnished to the Investors, Founders or Holders, with a copy (which shall not constitute notice) to Peter H. Jakes, William H. Gump, c/o Willkie Farr and Gallagher LLP, 787 7th Avenue, New York, NY 10019-6099 facsimile: (212) 728-8111, email: pjakes@willkie.com, wgump@willkie.com.
          Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via facsimile, upon confirmation of facsimile transfer or, if sent via electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day.
          Subject to the limitations set forth in Delaware General Corporation Law §232(e), each Investor, Founder and Holder consents to the delivery of any notice to stockholders given by the Company under the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws by (i) facsimile telecommunication to the facsimile number set forth on Exhibit A (or to any other facsimile number for the Investor, Founder or Holder in the Company’s records), (ii) electronic mail to the electronic mail address set forth on Exhibit A (or to any other electronic mail address for the Investor, Founder or Holder in the Company’s records), (iii) posting on an electronic network together with separate notice to the Investor, Founder or Holder of such specific posting or (iv) any other form of electronic transmission (as defined in the Delaware General Corporation Law) directed to the Investor, Founder or Holder.

This consent may be revoked by an Investor, Founder or Holder by written notice to the Company and may be deemed revoked in the circumstances specified in Delaware General Corporation Law §232.
     5.3 Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law.
     5.4 Successors and Assigns. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by any Investor or Founder without the prior written consent of the Company. Any attempt by an Investor or Founder without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.
     5.5 Entire Agreement. This Agreement and the exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof. No party hereto shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein.
     5.6 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.
     5.7 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.
     5.8 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.
     5.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one instrument.
     5.10 Execution and Delivery. A facsimile or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.
     5.11 Jurisdiction; Venue. With respect to any disputes arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the state courts in the State of Delaware (or in the event of exclusive federal jurisdiction, the district courts in Delaware). Each of the parties hereto also agrees that the jurisdiction over the person of such parties and the subject matter of such dispute shall be effected by the mailing of process or other papers in connection with any such action in the manner provided for in Section 5 or in such other manner as may be lawful, and that service in such manner shall constitute valid and sufficient service of process.
     5.12 Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.
     5.13 Termination Upon Change of Control. Notwithstanding anything to the contrary herein, this Agreement (excluding any then existing obligations) shall terminate upon a Change of Control.
     5.14 Conflict. In the event of any conflict between the terms of this Agreement and the Company’s certificate of incorporation or its bylaws, the terms of the Company’s certificate of incorporation or its bylaws, as the case may be, will control.
     5.15 Attorneys’ Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.
     5.16 Aggregation of Stock. All securities held or acquired by affiliated entities (including affiliated venture capital funds) or persons shall be aggregated together for purposes of determining the availability of any rights under this Agreement.
     5.17 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of Preferred Stock, any holder of such shares of Preferred Stock shall be required to become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall thereupon be deemed an “Investor” hereunder.
     5.18 Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT.
(signature page follows)

          The parties are signing this Investor Rights Agreement as of the date stated in the introductory clause.

COMPANY: CLOVIS ONCOLOGY, INC. A Delaware corporation
By:	/s/ Patrick J. Mahaffy
Patrick J. Mahaffy
President and Chief Executive Officer
(Signature page to the Investor Rights Agreement)

          The parties are signing this Investor Rights Agreement as of the date stated in the introductory clause.

INVESTOR: ProQuest Investments IV, L.P. by: ProQuest Associates IV LLC its General Partner
By:	/s/ Pasquale DeAngelis
Pasquale DeAngelis
Managing Member

Phone: (609) 919-3567 Fax: (609) 375-1047
(Signature page to the Investor Rights Agreement)

          The parties are signing this Investor Rights Agreement as of the date stated in the introductory clause.

INVESTOR: Frazier Healthcare VI, LP
By	FHM VI, LP, its general partner
By	FHM VI, LLC, its general partner

By	/s/ Thomas S. Hodge
Thomas S. Hodge, Manager
(Signature page to the Investor Rights Agreement)

          The parties are signing this Investor Rights Agreement as of the date stated in the introductory clause.

INVESTORS: New Enterprise Associates 13, Limited Partnership
By:	NEA Partners 13, Limited Partnership, its general partner
By:	NEA 13 GP, LTD, its general partner

By:	Q A G S , Director

NEA Ventures 2009, Limited Partnership
By:	Pamela J. Clark, its general partner
(Signature page to the Investor Rights Agreement)

     The parties are signing this Investor Rights Agreement as of the date stated in the introductory clause.

INVESTORS: Aberdare Ventures IV, L.P.
By:	Aberdare GP IV, L.L.C., its
General Partner

By:	/s/ Paul H. Klingenstein
Paul H. Klingenstein, Manager

Aberdare Partners IV, L.P.
By:	Aberdare GP IV, L.L.C., its
General Partner

By:	/s/ Paul H. Klingenstein
Paul H. Klingenstein, Manager
(Signature page to the Investor Rights Agreement)

     The parties are signing this Investor Rights Agreement as of the date stated in the introductory clause.

INVESTORS: Domain Partners VII, L.P.
By:	One Palmer Square Associates VII, L.L.C.,
its General Partner

By:	/s / Kathleen K. Schoemaker
Kathleen K. Schoemaker
Managing Member

	Address:	One Palmer Square Suite 515 Princeton, NJ 08542

DP VII Associates, L.P.
By:	One Palmer Square Associates VII, L.L.C.
its General Partner

By:	/s / Kathleen K. Schoemaker
Kathleen K. Schoemaker
Managing Member

	Address:	One Palmer Square Suite 515 Princeton, NJ 08542
(Signature page to the Investor Rights Agreement)

          The parties are signing this Investor Rights Agreement as of the date stated in the introductory clause.

INVESTORS: Versant Venture Capital IV, L.P.
By:	Versant Ventures IV, LLC, its General Partner

By:	/s/ Brian G. Atwood
	Name:	Brian G. Atwood
	Title:	Managing Director

Versant Side Fund IV, L.P.
By:	Versant Ventures IV, LLC, its General Partner

By:	/s/ Brian G. Atwood
	Name:	Brian G. Atwood
	Title:	Managing Director
(Signature page to the Investor Rights Agreement)

          The parties are signing this Investor Rights Agreement as of the date stated in the introductory clause.

INVESTOR: Abingworth Bioventures V LP, acting by its manager Abingworth LLP
By:	/s/ James Abell
	Name:	James Abell
	Title:	Partner
(Signature page to the Investor Rights Agreement)

          The parties are signing this Investor Rights Agreement as of the date stated in the introductory clause.

INVESTOR:
/s/ Patrick J. Mahaffy
Patrick J. Mahaffy
(Signature page to the Investor Rights Agreement)

          The parties are signing this Investor Rights Agreement as of the date stated in the introductory clause.

INVESTOR:
/s/ Edward J. McKinley
Edward J. McKinley
(Signature page to the Investor Rights Agreement)

          The parties are signing this Investor Rights Agreement as of the date stated in the introductory clause.

INVESTOR:
/s/ Thorlef Spickschen
Dr. Thorlef Spickschen
(Signature page to the Investor Rights Agreement)

          The parties are signing this Investor Rights Agreement as of the date stated in the introductory clause.

INVESTOR:
/s/ Andrew R. Allen
Andrew R. Allen

          The parties are signing this Investor Rights Agreement as of the date stated in the introductory clause.

INVESTOR:
/s/ Gillian C. Ivers-Read
Gillian C. Ivers-Read

          The parties are signing this Investor Rights Agreement as of the date stated in the introductory clause.

INVESTOR:
/s/ Erle T. Mast
Erle T. Mast

          The parties are signing this Investor Rights Agreement as of the date stated in the introductory clause.

INVESTOR:
/s/ Cynthia Y. Scott
Cynthia Y. Scott

          The parties are signing this Investor Rights Agreement as of the date stated in the introductory clause.

INVESTOR: MICHAEL & DEANNE BORER FAMILY TRUST DATED DECEMBER 7, 2001
By:	/s/ Michael Borer
	Name:	Michael Borer
	Title:	Treasurer

     The parties are signing this Investor Rights Agreement as of the date stated in the introductory clause.

FOUNDERS:
/s/ Patrick J. Mahaffy
Patrick J. Mahaffy

/s/ Erle T. Mast
Erle T. Mast

/s/ Gillian C. Ivers-Read
Gillian C. Ivers-Read

/s/ Andrew R. Allen
Andrew R. Allen

EXHIBIT A
INVESTORS
Versant Venture Capital IV, L.P.
Attn: Brian Atwood
3000 Sand Hill Road 4/210
Menlo Park, CA 94025
Phone: 650-233-7877
Fax: 650-854-9513
Versant Side Fund IV, L.P.
Attn: Brian Atwood
3000 Sand Hill Road 4/210
Menlo Park, CA 94025
Phone: 650-233-7877
Fax: 650-854-9513
Aberdare Ventures IV, L.P.
Attn: Paul H. Klingenstein
One Embarcadero Center, Suite 4000
San Francisco, CA 94111
Phone: 415-392-7442
Fax: 415-392-4264
Aberdare Partners IV, L.P.
Attn: Paul H. Klingenstein
One Embarcadero Center, Suite 4000
San Francisco, CA 94111
Phone: 415-392-7442
Fax: 415-392-4264
Abingworth Bioventures V, L.P.
Attn: Jonathan MacQuitty
3000 Sand Hill Road
Bldg. 4, Suite 135
Menlo Park, CA 94025
Phone: 650-926-0600
Fax: 650-926-9782
Domain Partners VII, L.P.
Attn: Kathleen K. Schoemaker
One Palmer Square, Suite 515
Princeton, NJ 08542
Phone: 609-683-5656
Fax: 609-683-9789

DP VII Associates, L.P.
Attn: Kathleen K. Schoemaker
One Palmer Square, Suite 515
Princeton, NJ 08542
Phone: 609-683-5656
Fax: 609-683-9789
NEA Ventures 2009, Limited Partnership
Attn: Louis Citron
1119 St. Paul Street
Baltimore, MD 21202
Phone: (410) 244-0115
Fax: (410) 752-7721
New Enterprise Associates 13, Limited Partnership
Attn: Louis Citron
1119 St. Paul Street
Baltimore, MD 21202
Phone: (410) 244-0115
Fax: (410) 752-7721
Frazier Healthcare VI, LP
Attn: Alan Frazier
601 Union Street, Two Union Square, Suite 3200
Seattle, WA 98101
Phone: 206-621-7200
Fax: 206-621-1848
ProQuest Investments IV, L.P.
Attn: Pasquale DeAngelis
90 Nassau Street
Fifth Floor
Princeton, NJ 08542
Phone: (609) 919-3567
Fax: (609) 919-3570
Edward J. McKinley
1482 East Valley Road, Suite 678
Montecito, CA 93108-1200
Phone: 269 426 0800
Email: ejm@mckinley.uk.com
Patrick J. Mahaffy
1006 6th Street
Boulder, CO 80302
Phone: 720 427 9101
Email: pjm@mahaffyconstruction.com

Dr. Thorlef Spickschen
Traubenweg 25, D-64342
Seeheim, Germany
Phone: 49-6257-9628-47
Fax: 49-6257-9628-48
Erle T. Mast
6701 Niwot Hills Drive
Niwot, CO 80503
Phone: 720-220-9122
Email: etmast@comcast.net
Gillian C. Ivers-Read
802 Neon Forest Circle
Longmont, CO 80504
Phone: 303-485-6044
E-mail: gilljuan@yahoo .com
Andrew R. Allen
2665 Leavenworth Street
San Francisco, CA 94133
Phone: 510-610-8684
Email: andrew.allen@talk21.com
Cynthia Y. Scott
845 5th Street
Boulder, CO 80302
Phone: 303 444 5540
Email: scottmahaffyclan@gmail.com
Michael & Deanne Borer Family Trust Dated December 7, 2001
Attn: Michael Borer
806 N. Rios Avenue
Solana Beach, CA 92075-1250
Email: mborerxcel@yahoo.com

EXHIBIT B
FOUNDERS
Patrick J. Mahaffy
1006 6th Street
Boulder, CO 80302
Phone: 720 427 9101
Email: pjm@mahaffyconstruction.com
Erle T. Mast
6701 Niwot Hills Drive
Niwot, CO 80503
Phone: 720-220-9122
Email: etmast@comcast.net
Gillian C. Ivers-Read
802 Neon Forest Circle
Longmont, CO 80504
Phone: 303-485-6044
E-mail: gilljuan@yahoo .com
Andrew R. Allen
2665 Leavenworth Street
San Francisco, CA 94133
Phone: 510-610-8684
Email: andrew.allen@talk21.com

SCHEDULE 1
NOTICE AND WAIVER/ELECTION OF
RIGHT OF FIRST REFUSAL
          I do hereby waive or exercise, as indicated below, my rights of first refusal under the Investor Rights Agreement dated as of [_____________] (the “Agreement”):
1.	Waiver of [___] days’ notice period in which to exercise right of first refusal: (please check only one)
( )	WAIVE in full, on behalf of all Holders, the [___]-day notice period provided to exercise my right of first refusal granted under the Agreement.

( )	DO NOT WAIVE the notice period described above.
2.	Issuance and Sale of New Securities: (please check only one)
( )	WAIVE in full the right of first refusal granted under the Agreement with respect to the issuance of the New Securities.

( )	ELECT TO PARTICIPATE in $__________ (please provide amount) in New Securities proposed to be issued by Clovis Oncology, Inc., a Delaware corporation, representing LESS than my pro rata portion of the aggregate of $[_______] in New Securities being offered in the financing.

( )	ELECT TO PARTICIPATE in $__________ in New Securities proposed to be issued by Clovis Oncology, Inc., a Delaware corporation, corporation, representing my FULL pro rata portion of the aggregate of $[_______] in New Securities being offered in the financing.
Date: ________________

(Print investor name)

(Signature)

(Print name of signatory, if signing for an entity)

(Print title of signatory, if signing for an entity)
This is neither a commitment to purchase nor a commitment to issue the New Securities described above. Such issuance can only be made by way of definitive documentation related to such issuance. The company will supply you with such definitive documentation upon request or if you indicate that you would like to exercise your first offer rights in whole or in part.